Exhibit 10.1

THIRD AMENDMENT

to that certain

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT, dated as of July 15, 2011 (this “Amendment”), is made in connection with that certain Fourth Amended and Restated Credit Agreement, dated as of December 31, 2009 (as amended and in effect from time to time, the “Credit Agreement”), among Columbus McKinnon Corporation (the “Company”), certain subsidiaries of the Company party thereto (together with the Company, the “Borrowers”), the lending institutions party thereto (the “Lenders”), and  Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.  Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to amend certain terms and provisions of the Credit Agreement, as specifically set forth in this Amendment; and

WHEREAS, the Borrowers, the Administrative Agent and the Lenders are willing to amend certain terms and provisions of the Credit Agreement, but only on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained in the Loan Documents and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1.           Amendments.

(a)           Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Rate” contained therein and substituting in lieu thereof the following:

““Applicable Rate” means, from time to time, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Level	Total Leverage Ratio	Commitment Fee	Eurocurrency Rate	Standby Letter of Credit Fee	Commercial Letter of Credit and Bankers’ Acceptance Fees	Base Rate
I	Greater than or equal to 3.00x	0.375%	2.750%	2.750%	2.000%	1.750%
II	Less than 3.00x but greater than or equal to 2.50x	0.375%	2.500%	2.500%	1.750%	1.500%
III	Less than 2.50x but greater than or equal to 2.00x	0.300%	2.250%	2.250%	1.500%	1.250%
IV	Less than 2.00x but greater than or equal to 1.75x	0.225%	2.000%	2.000%	1.250%	1.000%
V	Less than 1.75x but greater than or equal to 1.50x	0.175%	1.750%	1.750%	1.000%	0.750%
VI	Less than 1.50x	0.125%	1.500%	1.500%	1.000%	0.500%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, that (a) subject to clause (b) below, the Applicable Rate in effect from July 15, 2011 through the first Business Day immediately following the date on which a Compliance Certificate for the fiscal quarter ended June 30, 2011 is delivered shall be determined based upon Pricing Level II and (b) if a Compliance Certificate is not delivered when due in accordance with Section 6.02(a), then Pricing Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.”

(b)           Section 1.01 of the Credit Agreement is hereby amended by deleting the text “fifth (5th) day of each January, April, July and October” contained in the definition of “Interest Payment Date” and substituting in lieu thereof the text “last day of each March, June, September and December”.

(c)           Section 1.01 of the Credit Agreement is hereby amended by deleting clause (a)(iv) contained in the definition of “Total Funded Indebtedness” and substituting in lieu thereof the following:

“(iv) the maximum drawing amount of all standby letters of credit outstanding and the maximum stated amount of all bankers’ acceptances outstanding, plus”.

(d)           Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end of the definition of “Total Funded Indebtedness”:

“For the avoidance of doubt, net obligations of the Company and its Subsidiaries under any Swap Contract shall not constitute Total Funded Indebtedness.”

(e)           Section 1.01 of the Credit Agreement is hereby amended by deleting the parenthetical contained in clause (a)(i) of the definition of “Total Leverage Ratio” and substituting in lieu thereof the following:

“(which shall include the L/C - BA Obligations, other than the L/C - BA Obligations relating to commercial letters of credit).”

(f)           Section 2.03(a)(ii) of the Credit Agreement is hereby amended by deleting clause (A) thereof and substituting in lieu thereof the text “(A) intentionally omitted”.

(g)           Section 2.03(a)(ii) of the Credit Agreement is hereby amended by deleting clause (B) thereof and substituting in lieu thereof the following:

“(B)            the expiry date of such requested Letter of Credit, or the maturity of any Bankers’ Acceptance issued under such requested Letter of Credit, would occur after the Letter of Credit - BA Expiration Date, unless all the Lenders have approved such expiry date; provided that, the expiry date of such requested Letter of Credit, or the maturity of any Bankers’ Acceptance issued under such requested Letter of Credit, may occur after the Letter of Credit - BA Expiration Date so long as (1) such expiry date or maturity would not occur after December 31, 2014, (2) the aggregate Outstanding Amount of the L/C - BA Obligations with respect to such Letters of Credit and Bankers’ Acceptances shall not exceed $20,000,000 at any time and (3) the Company shall comply with Section 2.03(g) with respect to such Letters of Credit and Bankers’ Acceptances.”

(h)           Section 2.03(b)(iii) is hereby amended by adding the text “or such later date to the extent permitted under the proviso contained in Section 2.03(a)(ii)(B)” after the text “Letter of Credit – BA Expiration Date”.

(i)           Section 2.03(i) of the Credit Agreement is hereby amended by deleting the text “fifth (5th) day of each of January, April, July and October” contained therein and substituting in lieu thereof the text “last day of each of March, June, September and December”.

(j)           Section 2.03(j) of the Credit Agreement is hereby amended by deleting the text “fifth (5th) day of each of January, April, July and October” contained therein and substituting in lieu thereof the text “last day of each of March, June, September and December”.

(k)           Section 2.03(g) of the Credit Agreement is hereby amended by deleting clause (i) thereof and substituting in lieu thereof the following:

“(i)           Upon the request of the Administrative Agent, (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit or made any payment under any Bankers’ Acceptance and such drawing has resulted in an L/C- BA Borrowing, (B) if, as of the Letter of Credit - BA Expiration Date, any L/C - BA Obligation for any reason remains outstanding, or (C) if, as of the date that is sixty (60) days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day), any L/C - BA Obligation remains outstanding with respect to any Letters of Credit and/or Bankers’ Acceptances described in the proviso contained in Section 2.03(a)(ii)(B), the Company shall, (1) in the case of clauses (A) or (B), immediately Cash Collateralize the then Outstanding Amount of all L/C - BA Obligations in an amount equal to 103% of the Outstanding Amount thereof and (ii) in the case of clause (C), immediately Cash Collateralize the then Outstanding Amount of all L/C - BA Obligations with respect to any Letters of Credit and/or Bankers’ Acceptances described in the proviso contained in Section 2.03(a)(ii)(B) in an amount equal to 103% of the Outstanding Amount thereof.”

(l)           Section 2.09(a) of the Credit Agreement is hereby amended by deleting the text “fifth (5th) day of each January, April, July and October, or if the fifth (5th)” contained therein and substituting in lieu thereof the text “last day of each March, June, September and December, or if the last”.

(m)           Section 7.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (h) contained therein, (ii) deleting the period at the end of clause (i) contained therein and substituting in lieu thereof the text “; and” and (iii) adding the following new clause (j) in the appropriate alphabetical order:

“(j)           Liens (other than Liens on Equity Interests in any Subsidiary) securing Indebtedness permitted under Section 7.03(l) so long as such Indebtedness secured by such Liens does not exceed $2,500,000 at any time.”

(n)           Section 7.02(i) of the Credit Agreement is hereby amended by deleting the amount “$25,000,000” contained therein and substituting in lieu thereof the amount “$30,000,000”.

(o)           Section 7.03 of the Credit Agreement is hereby amended by deleting clause (l) contained therein and substituting in lieu thereof the following:

“(l)           other Indebtedness of the Company and its Domestic Subsidiaries in a principal amount outstanding at any one time not exceeding $10,000,000; provided that the amount of such Indebtedness that may be secured shall not exceed $2,500,000 at any time.”

§2.           Consents.  Pursuant to Sections 2 and 3(c) of that certain Second Amendment to that certain Fourth Amended and Restated Credit Agreement, dated as of December 16, 2010 (the “Second Amendment”), the Administrative Agent hereby consents and agrees to (a) extend the date that the sale of the Business (as defined in Section 2 of the Second Amendment) is required to be consummated to December 31, 2012 or such later date as is reasonably acceptable to the Administrative Agent and (b) extend the date that the Investment described in Section 3(c) of the Second Amendment is required to be consummated to December 31, 2012 or such later date as is reasonably acceptable to the Administrative Agent.

§3.           Affirmation and Acknowledgment.  Each Borrower hereby ratifies and confirms all of its Obligations to the Lenders, including, without limitation, the Loans, the Notes and the other Loan Documents, and each Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders all Obligations under the Credit Agreement as amended hereby.  Each Guarantor hereby acknowledges and consents to this Amendment and agrees that its Guaranty remains in full force and effect, and each such Guarantor confirms and ratifies all of its obligations under the Loan Documents.  Each Borrower and each Guarantor hereby confirms that the Obligations are and remain secured pursuant to the Security Documents and pursuant to all other instruments and documents executed and delivered by the Borrowers and the Guarantors, as security for the Obligations.

§4.           Representations and Warranties.  Each Borrower hereby represents and warrants to the Lenders as follows:

(a)           The execution and delivery by each Borrower and each Guarantor of this Amendment, and the performance by each Borrower and each Guarantor of its obligations and agreements under this Amendment and the Credit Agreement as amended hereby, are within the corporate authority of each Borrower and each Guarantor and have been duly authorized by all necessary corporate proceedings on behalf of each Borrower and each Guarantor, and do not contravene any provision of law, statute, rule or regulation to which any Borrower or any Guarantor is subject or any Borrower’s or any Guarantor’s charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon any Borrower or any Guarantor.

(b)           This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrowers and the Guarantors, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c)           Other than approvals or consents which have been obtained, no approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrowers of this Amendment and the Credit Agreement, as amended hereby.

(d)           The representations and warranties contained in Article V of the Credit Agreement are true and correct at and as of the date made and as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate expressly to an earlier date.

(e)           The Borrowers have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.

§5.           Conditions to Effectiveness.  The Administrative Agent, the Lenders and the Company agree that this Amendment shall become effective as of the date first written above upon the receipt by the Administrative Agent of (a) counterparts of this Amendment, duly executed by each of the Company, the Guarantors, the Administrative Agent and each of the Lenders and (b) an amendment fee in an amount equal to 12.5 bps on the Aggregate Commitments, for the pro rata account of each Lender based on such Lender’s Applicable Percentage.

§6.           Expenses.  Borrowers agree to pay to the Administrative Agent upon written demand therefor an amount equal to any and all reasonable out-of-pocket costs, expenses, and liabilities incurred or sustained by the Adminsitrative Agent in connection with the preparation of this Amendment (including, without limitation, reasonable fees and expenses of legal counsel). Amounts payable pursuant to this Section 6 shall be subject to the provisions of Section 10.04(a) of the Credit Agreement, as fully as if set forth therein.

§7.           Miscellaneous Provisions.

(a)           Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect without modification or waiver.

(b)           This Amendment shall constitute a Loan Document under the Credit Agreement, and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Documents and be secured by the collateral security for the Obligations.  The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Loan Documents to the Credit Agreement or any other Loan Document shall hereafter refer to the Credit Agreement or any other Loan Document as amended hereby.

(c)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(d)           This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument.  In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail in portable document format (.pdf) shall be equally effective as delivery of an original executed counterpart of this Amendment.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed as of the date first written above.

BORROWERS

COLUMBUS MCKINNON CORPORATION

By: /s/ Karen L. Howard
Name: Karen L. Howard
Title: Vice President-Finance & CFO

GUARANTORS

YALE INDUSTRIAL PRODUCTS, INC.

By: /s/ Karen L. Howard
Name: Karen L. Howard
Title: Vice President-Finance & CFO

CRANE EQUIPMENT & SERVICE, INC.

By: /s/ Karen L. Howard
Name: Karen L. Howard
Title: Vice President-Finance & CFO

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Colleen M. O’Brien
Name: Colleen M. O’Brien
Title: Sr. Vice President

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Colleen M. O’Brien
Name: Colleen M. O’Brien
Title: Sr. Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Karen L. Mikols
Name: Karen L. Mikols
Title: Authorized Officer

RBS CITIZENS BANK, N.A.,
as a Lender

By: /s/ Michael Kennuth
Name: Michael Kennuth
Title: Vice President

M&T BANK,
as a Lender

By: /s/ Andrew M. Constantino
Name: Andrew M. Constantino
Title: Vice President

PNC BANK, N.A.,
as a Lender

By: /s/ James F. Stevenson
Name: James F. Stevenson
Title: Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH.,
as a Lender

By: /s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Director

By: /s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate